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EXHIBIT 99.2

AMENDMENT TO ACQUISITION AGREEMENT

    This AMENDMENT TO ACQUISITION AGREEMENT (the "Amendment"), dated as of June 29, 2001, amends that Acquisition Agreement entered into by and among NETBANK, INC. ("NetBank"), NET INTERIM, INC. ("Interim"), REPUBLIC BANCORP INC. (the "Holding Company"), REPUBLIC BANK, MARKET STREET MORTGAGE CORPORATION (the "Company"), and RANDALL C. JOHNSON, T. DONNELL SMITH, MICHAEL DILLON and JAMES CAPPS (collectively, the "Parties") as of April 15, 2001 (the "Agreement"). Capitalized terms not otherwise defined herein have the meanings given in the Agreement.

Recitals

    A. The Parties desire to amend the Agreement to reflect the intention of the Parties that the Company shall be the surviving corporation resulting from the Acquisition and the merger of the Company with and into Interim.

    B. The Parties desire to amend the Agreement to reflect the fact that the Company has two Subsidiaries, BuyersDirect Mortgage Corporation ("BuyersDirect") and NeuMark Mortgage Services, LLC, an Illinois limited liability company ("NeuMark").

    C. The Parties desire to amend the Agreement to reflect that NetBank by acquiring the Company will also acquire the Company's interests in BuyersDirect and NeuMark.

    NOW, THEREFORE, in consideration of the above recitals and the mutual representations, warranties, covenants and other agreements set forth in this Amendment, the Parties agree as follows:

Agreement

1.  The second sentence (after the heading) of Section 2.1 of the Agreement is deleted and replaced in its entirety with the following:

  The Company shall be the surviving corporation resulting from the Acquisition and shall be governed by the laws of the State of Michigan until such time after the Acquisition that the Company changes its state of incorporation to Georgia or such other state as is selected by the Company.

2.  The following is added as an additional sentence to the end of Section 2.1 of the Agreement:

  As a result of the Acquisition, NetBank will own all stock of the Company, and following the Acquisition the Company will continue to own and hold its interests in BuyersDirect and NeuMark until such time after the Acquisition as the Company shall choose to divest its interests in BuyersDirect and/or NeuMark.

3.  Subsection 2.2(a) of the Agreement is deleted and replaced in its entirety with the following:

  (a) Each share of capital stock of Interim issued and outstanding immediately prior to the Closing Date shall be converted into one share of newly issued Company Common Stock.

4.  The first sentence (after the heading) of Section 2.5 of the Agreement is deleted and replaced in its entirety with the following:

  The articles of incorporation and bylaws of the Company immediately prior to the Closing Date shall be the articles of incorporation and bylaws of the surviving corporation until duly amended or repealed; provided that, the name of the surviving corporation may be changed following the Acquisition as NetBank and the Company shall determine.

5.  Section 3.5 of the Agreement is deleted and replaced in its entirety with the following:

  3.5 Subsidiaries.

  The Company has two Subsidiaries, BuyersDirect Mortgage Corporation, a Florida corporation ("BuyersDirect"), and NeuMark Mortgage Services, LLC, an Illinois limited liability company ("NeuMark"), both of which will continue to be Subsidiaries of the Company following the completion of the Acquisition.

6.  Except as otherwise expressly amended by this Amendment, all terms of the Agreement remain in full force and effect without modification.

7.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON NEXT PAGE]

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be properly executed, as of the day and year first above written, intending it to be fully effective.

NETBANK, INC.
By:	/s/ D.R. GRIMES D.R. Grimes Chief Executive Officer
NET INTERIM, INC.
By:	/s/ D.R. GRIMES D.R. Grimes Chief Executive Officer
REPUBLIC BANK
By:	/s/
REPUBLIC BANCORP INC.
By:	/s/

MARKET STREET MORTGAGE CORPORATION
By:	/s/
By:	/s/ RANDALL C. JOHNSON Randall C. Johnson
By:	/s/ T. DONNELL SMITH T. Donnell Smith
By:	/s/ MICHAEL DILLON Michael Dillon
By:	/s/ JAMES CAPPS James Capps

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  EXHIBIT 99.2